027 California Tax Exempt Income Fund Attachment
3/31/06 Semi Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended March 31, 2006, Putnam management has
assumed $3,654 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 (000s omitted)

Class A	41,690
Class B	2,870
Class C	398

72DD2 (000s omitted)

Class M	119

73A1

Class A	$0.1720
Class B	 0.1454
Class C	 0.1396

73A2

Class M	$0.1595

74U1 (000s omitted)

Class A	241,518
Class B	18,137
Class C	2,952

74U2 (000s omitted)

Class M	720

74V1

Class A	8.14
Class B	8.14
Class C	8.17

74V2

Class M	8.12

85B

Additional Information About Errors and Omissions Policy

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of certain costs related to actions involving claims of market timing activity in certain Putnam Funds have been submitted by the investment manager of the Registrant/Series.